Exhibit 5.1

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020-1089
United States

大成 Salans FMC SNR Denton McKenna Long
dentons.com

March 29, 2017

PharmAthene, Inc.

One Park Place, Suite 450

Annapolis, MD 21401

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to PharmAthene, Inc., a Delaware corporation (“PharmAthene”), in connection with (A) the proposed issuance of shares (the “Merger Shares”) of PharmAthene’s common stock, $0.0001 par value per share (the “PharmAthene Common Stock”), in connection with the merger of: (i) Mustang Merger Sub Corp I Inc., a wholly owned subsidiary of PharmAthene ("Merger Sub Corp."), with and into Altimmune, Inc., a Delaware corporation ("Altimmune"), with Altimmune surviving such merger, and immediately thereafter, (ii) Altimmune with and into Mustang Merger Sub II LLC, a wholly owned subsidiary of PharmAthene ("Merger Sub LLC"), with Merger Sub LLC surviving such merger, pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of January 18, 2017 by and among PharmAthene, Merger Sub Corp., Merger Sub LLC, Altimmune and Shareholder Representative Services LLC, as Security Holders’ Representative (as amended on March 29, 2017, the “Merger Agreement”) and (B)  shares of PharmAthene Common Stock (the “Derivative Shares,” and together with the Merger Shares, the “Shares”) issuable upon the exercise or conversion of certain currently outstanding derivative securities of Altimmune which are to be assumed by PharmAthene upon consummation of the transactions contemplated by Merger Agreement. The Shares are included in a registration statement on Form S-4 (as amended through the effective date thereof, the “Registration Statement”) filed by PharmAthene with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus/consent solicitation, other than as expressly stated herein with respect to the issuance of the Shares.

In acting as counsel for PharmAthene and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of PharmAthene, agreements and other instruments, certificates of officers and representatives of PharmAthene, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

On the basis of the foregoing, we are of the opinion that the Merger Shares and the Derivative Shares have been duly authorized and the Merger Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable shares of PharmAthene Common Stock, and the Derivative Shares, when issued and delivered in accordance with the terms of the instruments pursuant to which such Derivative Securities were granted and which will be assumed by PharmAthene in connection with the transactions contemplated by the Merger Agreement, will be validly issued, fully paid and non-assessable shares of PharmAthene Common Stock.

We express no opinion with respect to laws other than those of the federal law of the United States of America and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

PharmAthene, Inc.	大成 Salans FMC SNR Denton McKenna Long
March 29, 2017	dentons.com

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus/consent solicitation constituting part of the Registration Statement, including any amendments and supplements to the foregoing. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely, /s/ Dentons US LLP